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                                  EXHIBIT 23.1

                       CONSENT OF MCGLADREY & PULLEN, LLP

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Rocky Mountain Internet, Inc.
Denver, Colorado



We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Rocky Mountain Internet, Inc. (the "Company") of our report dated February 23, 1996 relating to the financial statements of the Company, appearing in the Prospectus constituting part of its Registration Statement on Form SB-2, for the years ended December 31, 1995 and 1994.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

                                       /s/  McGLADREY & PULLEN, LLP


Charlotte, North Carolina
January 6, 1997